FORM 8-K/A


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 21, 2006

                              Rub A Dub Soap, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)



        Nevada                        000-52142                   84-1609495
------------------------        ---------------------        -------------------
(State of Incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)


               2591 Dallas Parkway, Suite 102, Frisco, Texas75034
               --------------------------------------------------
           (Address of principal execute offices, including zip code)

                                  (469)633-0100
                                  -------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 5.01   Changes in Control of Registrant
            --------------------------------

         On February 23, 2006, Registrant filed a Form 8-K describing the sale of 2,800,000 restricted shares of common stock of Rub A Dub Soap, Inc. from Lisa
R. Powell to Halter Capital Corporation. Such 8-K reported that the purchase price of the shares was $12,505 plus $514,495 to pay all existing expenses and other obligations of the Registrant, paid in cash from the purchaser's existing funds. As correctly reported in Registrant's Form 10-KSB/A for the year ended May 31, 2006, in Note 2 to the financial statements, the purchase price of the shares was $12,505 paid to Ms. Powell. In addition, Halter Capital Corporation paid a total of $514,495 to various parties at the direction of Ms. Powell, which included approximately $57,500 to pay all existing debts and other obligations of the company. In addition, the Company transferred and assigned all cash, cash equivalents, prepaid expenses, inventory and accounts receivable, having a book value of $6,468 and all other intangible assets associated with the former disposal of business of the Company to Ms. Powell, in exchange for her resignation and release of all claims.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 13, 2005                   Rub A Dub Soap, Inc.
                                             (Registrant)

                                             By: /s/ Kevin Halter, Jr.
                                                --------------------------------
                                                Kevin Halter, Jr., President and
                                                Chief Executive Officer